EXHIBIT  23.2


                           CONSENT OF INDEPENDENT AUDITORS






          We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the American Annuity Group, Inc. 1994 Stock Option Plan for the registration of 2,000,000 shares of its Common Stock of our report dated February 28, 1997, with respect to the consolidated financial statements and schedules of American Annuity Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commis-sion.




                                                          ERNST & YOUNG LLP


          Cincinnati, Ohio
          December 29, 1997